Redacted

Fee Schedule has been excluded because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed

AMENDMENT TO THE
ETF SERIES SOLUTIONS CUSTODY AGREEMENT

    THIS AMENDMENT to the Custody Agreement, dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds and fees; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of ETF Series Solutions:

Exhibit RR, the Grayscale Future of Finance ETF is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the Grayscale Future of Finance ETF. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS By: /s/Isabella K. Zoller Name: Isabella K. Zoller Title: Secretary Date: 1/11/22	U.S. BANK N.A. By: /s/Jason Hadler Name: Jason Hadler Title: Senior Vice President Date: 1/13/22

Exhibit RR to the ETF Series Solutions Custody Agreement

Grayscale Future of Finance ETF

Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum¹ where Adviser acts as investment adviser to the fund(s) in the same registered investment company.
Annual Minimum per Fund²    Basis Points on Trust AUM²
$ [ ] for All Funds    [ ] on the balance

See APPENDIX C for Services and Associated Fees in addition to Base Fee
See Additional Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

¹ Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's 12-month period beginning with the Fund's launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2022 and terminated the relationship on June 30, 2023, Adviser would owe U.S. Bank up to [ ] % of $ [ ] ($ [ ] admin/acct/ta + $ [ ] Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

APPENDIX C

Custody Services in addition to the Base Fee

Portfolio Transaction Fees2
■$ [ ] - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$ [ ] - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$ [ ] - Option/SWAPS/future contract written, exercised or expired
■$ [ ] - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$ [ ] - Physical security transaction
■$ [ ] - Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity
Additional Services
■Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■$ [ ] per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)
■$ [ ] filing fee per class action per account, plus [ ] % of gross proceeds, up to a maximum per recovery not to exceed $ [ ]
■No charge for the initial conversion free receipt.
■Overdrafts - Charged to the account at prime interest rate plus [ ] %, unless a line of credit is in place.
■Additional fees will apply - Third Party lending

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² "Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades

Additional Global Sub-Custodial Services Annual Fee Schedule

Additional Global Sub-Custodial Services Amendments
•None
Global Custody Base Fee
$[ ] monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions.”
Plus: Global Custody Transaction Fees¹
Global Custody transaction fees associate with Sponsor Trades². (See schedule above)
■A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule above)
Global Custody Tax Services:
■$ [ ] per annum - Global Filing
■$ [ ] per annum - U.S. Domestic Filing (Only ADRs)
■Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

¹"Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Paying Agent Services

Add the following annual fee for fund administration payment of advisor expenses on behalf of ETFs utilizing a unitary fee structure. Due to the unitary fee structure this service does not include managing or oversight of expense accruals or balances.
■ $[ ] – Up to 4 funds
■ $[ ] – Up to 10 funds
■ $[ ] – Over 10 funds

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Thailand	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Turkey	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	UAE	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Uganda	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	United Kingdom	[ ]	$[ ]

Euroclear (Non- Eurobonds)	[ ]	$[ ]	Norway	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Vietnam	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	Zambia	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

SIGNATURE ON NEXT PAGE

Grayscale Advisors, LLC

By: /s/Hugh Ross

Name: Hugh Ross

Title: Chief Operating Officer

Date: 1/10/22